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                                                                    EXHIBIT 5.01

                               October 26, 2001

VeriSign, Inc.
487 East Middlefield Road
Mountain View, California 94043

Ladies and Gentlemen:

   At your request, we have examined the Registration Statement on Form S-4, File No. 333-71280 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on October 10, 2001, as subsequently amended on or about October 26, 2001, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 34,009,619 shares of your Common Stock (the "Stock") pursuant to the terms of an Agreement and Plan of Merger dated as of September 23, 2001 (the "Agreement") by and among VeriSign, Inc., a Delaware corporation ("VeriSign"), Illuminet Holdings, Inc., a Delaware corporation ("Illuminet"), and Illinois Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of VeriSign ("Merger Sub").

   In rendering this opinion, we have examined the following:

   (1) VeriSign's currently effective Certificate of Incorporation, as amended, and Merger Sub's currently effective Certificate of Incorporation;

   (2) VeriSign's currently effective Bylaws, as amended, and Merger Sub's currently effective Bylaws;

   (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated by reference therein;

   (4) the prospectus prepared in connection with the Registration Statement, together with the Appendices thereto (the "Prospectus");

   (5) the minutes of meetings of VeriSign's Board of Directors, approving the Agreement, the issuance of the Stock and the filing of the Registration Statement; the unanimous written consent of Merger Sub's Board of Directors approving the Agreement and the written consent of Merger Sub's sole stockholder approving the Agreement;

   (6) a verification email from VeriSign's transfer agent dated of even date herewith verifying the number of VeriSign's issued and outstanding shares of capital stock;

   (7) a statement from VeriSign as of the date hereof as to the number of (i) outstanding options, warrants and rights to purchase VeriSign Common Stock and (ii) any additional shares of VeriSign Common Stock reserved for future issuance in connection with VeriSign stock option and purchase plans and all other plans, agreements or rights; and

   (8) a Management Certificate addressed to us and dated of even date herewith executed by VeriSign and Merger Sub containing certain factual and other representations.

   In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of VeriSign or their agents.

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   As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of VeriSign to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

   We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

   In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

   Based upon the foregoing, it is our opinion that the shares of Stock to be issued, sold and delivered by you pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder. This opinion is intended solely for your use in connection with the above issuance and sale of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                          Very truly yours,

                                          /s/ Fenwick & West LLP

                                          FENWICK & WEST LLP